EXHIBIT 23.5


                           DARILEK, BUTLER & CO., P.C.
                         2702 N. Loop 1604 E., Suite 202
                            San Antonio, Texas 78232
                               210-979-0055 phone
                                210-979-0058 fax


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to (a) the inclusion, in the Registration Statement of Direct Wireless Communications, Inc. on Form SB-2, of our report dated August 21, 2002, relating to the financial statements of Direct Wireless Communications, Inc. for the period ended June 30, 2002 and (b) the reference to our firm in the Registration Statement under the caption "Experts."


                                                   "Darilek, Butler & Co., P.C."

San Antonio, Texas

                                         August 21, 2002




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